Exhibit 99.1

P R E S S R E L E A S E	Corporate Headquarters 11150 Santa Monica Blvd. Suite 1600 Los Angeles, CA 90025 www.cbre.com

FOR IMMEDIATE RELEASE

For further information: Kenneth Kay Sr. Executive Vice President and Chief Financial Officer 310.405.8905	Steve Iaco Sr. Managing Director of Corporate Communications 212.984.6535	Nick Kormeluk Sr. Vice President of Investor Relations 310.606.5016

CB RICHARD ELLIS GROUP, INC. ANNOUNCES

$500 MILLION SHARE REPURCHASE PROGRAM

Los Angeles, CA, November 7, 2007 — CB Richard Ellis Group, Inc. (NYSE:CBG) today announced a share repurchase program of up to $500 million of its outstanding shares of common stock, which has been authorized by its Board of Directors.

The shares may be repurchased from time to time at management’s discretion at prevailing market prices through open-market or privately-negotiated transactions in accordance with applicable federal securities laws. The Company’s management will determine the timing and amount of any repurchases based on their evaluation of market conditions, share price and other factors. The share repurchase program may be suspended or discontinued at any time.

About CB Richard Ellis

CB Richard Ellis Group, Inc. (NYSE:CBG), an S&P 500 company headquartered in Los Angeles, is the world’s largest commercial real estate services firm (in terms of 2006 revenue). With over 24,000 employees, the Company serves real estate owners, investors and occupiers through more than 300 offices worldwide (excluding affiliate and partner offices). CB Richard Ellis offers strategic advice and execution for property sales and leasing; corporate services; property, facilities and project management; mortgage banking; appraisal and valuation; development services; investment management; and research and consulting. In 2007, CB Richard Ellis was named one of the 50 “best in class” companies by BusinessWeek, and one of the 100 fastest growing companies by Fortune. Please visit our Web site at www.cbre.com.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995:

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s intent to repurchase shares of its outstanding common stock. These forward-looking statements involve known and unknown risks, uncertainties and other factors discussed in the Company’s filings with the Securities and Exchange Commission (SEC). Any forward-looking statements speak only as of the date of this release and, except to the extent required by applicable securities laws, the Company expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events. If the Company does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements. Factors that could cause results to differ materially include, but are not limited to: interest rates; any general economic recession domestically or internationally; general conditions of financial liquidity; our levels of borrowing; and our free cash flow from time to time.

Additional information concerning factors that may influence the Company’s decision to implement the share repurchase program is discussed under “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Quantitative and Qualitative Disclosures About Market Risk” and “Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2006, and under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Quantitative and Qualitative Disclosures About Market Risk” and “Forward-Looking Statements” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, as well as in the Company’s press releases and other periodic filings with the SEC. Such filings are available publicly and may be obtained off the Company’s Web site at www.cbre.com or upon request from the CB Richard Ellis Investor Relations Department at investorrelations@cbre.com.

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